United States Oil Fund, LP Monthly Account Statement For the Month Ended July 31, 2012	Exhibit 99.1

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$30,227,610
Unrealized Gain (Loss) on Market Value of Futures	8,582,110
Dividend Income	20,298
Interest Income	14,639
ETF Transaction Fees	18,000
Total Income (Loss)	$38,862,657

Expenses
General Partner Management Fees	$491,606
Brokerage Commissions	120,866
Tax Reporting Fees	107,514
NYMEX License Fee	16,387
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	11,054
Prepaid Insurance Expense	8,950
Legal Fees	6,426
SEC & FINRA Registration Expense	4,030
Total Expenses	$780,422
Net Income (Loss)	$38,082,235

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/12	$1,352,340,223
Additions (7,000,000 Units)	234,482,315
Withdrawals (11,700,000 Units)	(384,889,347)
Net Income (Loss)	38,082,235

Net Asset Value End of Month	$1,240,015,426
Net Asset Value Per Unit (37,700,000 Units)	$32.89

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94502